UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2025

LeonaBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39503	45-3368487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18706 North Creek Parkway, Suite 104
Bothell, WA 98011

(Address of principal executive offices, including zip code)

(425) 620-8501

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LONA	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 2 on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K of LeonaBio, Inc. (f/k/a Athira Pharma, Inc.) (the “Company”), filed on December 18, 2025, as amended by Amendment No. 1 (the “Original Report”). In connection with the review of certain registration statements on Form S-3 filed by the Company with the Securities and Exchange Commission (the “SEC”), the staff (the “Staff”) of the SEC communicated to the Company that it believes the Sermonix Transaction (as defined below) constituted the acquisition of a business within the meaning of Rule 11-01(d) of Regulation S-X. The Company has obtained from the SEC, pursuant to its authority under Rule 3-13 under Regulation S-X, a waiver from the requirements of Rule 8-04 and Article 11 of Regulation S-X to provide any financial statements of Sermonix related to the Sermonix Transaction, subject to the filing of this Amendment. As a result, the Company will not provide such financial statements and information under Item 9.01(a) and (b) of Form 8-K.

The Original Report is being amended to (1) report the Sermonix Transaction under Item 2.01 of Form 8-K, (2) include additional information required by the Staff as a condition of the grant of the waiver, (3) add a copy of the Sermonix License as Exhibit 2.1, (4) update references to the registrant from Athira Pharma, Inc. (or Athira) to LeonaBio, Inc. (or LeonaBio) and (5) make minor conforming updates. Except for the modifications described herein, statements in the Original Report are made as of December 18, 2025 and should not be interpreted as having been made or affirmed as of this date. To the extent that any statement that the Company makes in the Amendment is inconsistent with statements made in the Original Report, the statements made in the Amendment will be deemed to modify or supersede those made in the Original Report. Terms that are not defined herein shall have the meaning set forth in the Original Report.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The descriptions in Item 1.01 of the Sermonix Transaction, including regarding the Sermonix License and the Sermonix Securities Issuance, are incorporated herein by reference. The incorporated description of the material terms of the Sermonix License does not purport to be complete and is qualified in its entirety by reference to the full text of the Sermonix License, a copy of which is attached hereto as Exhibit 2.1. The incorporated description of the material terms of the Sermonix Securities Issuance is qualified in its entirety by reference to the Sermonix Securities Purchase Agreement attached hereto as Exhibit 10.2, the Form of Sermonix Registration Rights Agreement attached hereto as Exhibit 4.5, and the Form of Sermonix Pre-Funded Warrant attached hereto as Exhibit 4.4.

Sermonix disclosed to the Company that it incurred aggregate cash expenditures in conducting the ELAINE-3 Study of approximately $14 million, $12 million and $5 million in each of 2023, 2024 and 2025 (through December 18, 2025), respectively. According to Sermonix, these cash expenditures related to payments to its contract research organization (“CRO”) and chemistry, manufacturing and controls (“CMC”) provider, consulting fees and indirect costs, including personnel-related expenses such as employee salaries and related benefits for employees engaged in research and development activities. These figures are unaudited and represent actual cash expenditures and not expenses calculated in accordance with GAAP.

The Company made an aggregate of approximately $11 million in cash expenditures with respect to the ELAINE-3 Study from December 18 through December 31, 2025. The Company expects to make aggregate cash expenditures in conducting the ELAINE-3 Study of approximately $45 million and $30 million in 2026 and 2027, respectively. These expenditures consisted, or are expected to consist, primarily of direct costs incurred for the Company’s research activities, such as laboratory materials and supplies, contracted research and manufacturing and clinical trial costs, including CRO and CMC spend, consulting fees, and other costs incurred to sustain the Company’s research and development program, and indirect costs, including personnel-related costs, consisting of employee salaries and related benefits for employees engaged in research and development activities, and facilities and other expenses. The aggregate cash expenditures disclosed herein with respect to the period from December 18 through December 31, 2025 is unaudited and represents the Company’s actual cash expenditures for such period and not expenses calculated in accordance with GAAP.

The Company has made significant changes in the scope of activities and anticipated spend for the ELAINE-3 Study and the expenditures made by Sermonix are not reflective of the Company’s projected expenditures. For example, Sermonix’s conduct of the ELAINE-3 Study was limited by significant financial constraints. The Company has significantly greater financial resources and expects to conduct the ELAINE-3 Study at an increased intensity and pace. Further, the Company’s new agreements with the CRO and CMO for the ELAINE-3 Study effected significant changes in scope terms and costs as compared with the agreements these companies had with Sermonix, resulting in a materially different framework. The scope of the CRO’s activities were significantly increased in many key areas, additional roles and responsibilities were clarified and many necessary activities were contracted for to bolster development efforts. For example, the agreement signed between the

Company and the CRO identified approximately four times as many CRO activities as the original start-up agreement between Sermonix and the CRO.

As described in Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on March 26, 2026, the Company is amending the ELAINE-3 study protocol to increase the sample size from 500 participants to up to 600 participants. The primary goal of the amendment is to help ensure that the trial will have the appropriate number of disease progression events. The Company expects to complete enrollment of the ELAINE-3 Study in the fourth quarter of 2026 and to release topline data from the ELAINE-3 Study in the second half of 2027.

This Item 2.01 contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are identified by such words as “believe,” “expect,” “anticipate” and words of similar import and are based on current expectations that involve risks and uncertainties, such as the Company’s plans, projections, objectives, expectations and intentions. All statements other than historical or current facts are forward-looking statements, including, without limitation, statements about expected cash expenditures in connection with the ELAINE-3 Study; and the expected timing of the completion of enrollment, release of data and completion of the ELAINE-3 Study. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in the Company’s filings with the SEC from time to time. These statements, like all statements in this report, speak only as of their date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	License Agreement between Sermonix Pharmaceuticals, Inc. and LeonaBio, Inc. dated December 18, 2025
4.1**	Form of PIPE Pre-Funded Warrant
4.2**	Form of PIPE Series A Common Warrant
4.3**	Form of PIPE Series B Common Warrant
4.4**	Form of Sermonix Pre-Funded Warrant
4.5**	Form of PIPE Registration Rights Agreement
4.6**	Form of Sermonix Registration Rights Agreement
10.1**	Securities Purchase Agreement dated December 18, 2025, by and among the Company and the PIPE Purchasers
10.2**	Securities Purchase Agreement dated December 18, 2025, by and between the Company and Sermonix Pharmaceuticals, Inc.
99.1**	Press release dated December 18, 2025.
99.2**	Company corporate presentation
99.3**	Risk factors of LeonaBio, Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

* Certain confidential information contained in this exhibit, marked by [***], has been omitted because it is both (1) not material and (2) is the type that the Company treats as private and confidential.

** Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LeonaBio, Inc.

Date:	March 31, 2026	By:	/s/ Mark Litton
Mark Litton President and Chief Executive Officer